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Exhibit 5.7

November 22, 2006

Agnico-Eagle Mines Limited
Securities Commission of Newfoundland & Labrador
Nova Scotia Securities Commission
New Brunswick Securities Commission
Registrar of Securities, Prince Edward Island
Autorité des marchés financiers du Québec
Ontario Securities Commission
The Manitoba Securities Commission
Saskatchewan Financial Services, Securities Division
Alberta Securities Commission
British Columbia Securities Commission
Toronto Stock Exchange
United States Securities and Exchange Commission

Agnico-Eagle Mines Limited (the "Company")

        I am one of the authors of the Technical Report on the Suurikuusikko Gold Project, Northern Finland (the "Report") dated March 1, 2006 from which the Company has extracted certain information for the (preliminary) short form base shelf prospectus of the Company dated November 22, 2006 (as may be amended or supplemented from time to time in the future, the "Prospectus"), which Prospectus is incorporated by reference into and is deemed to be included in the Company's Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future, including by way of post-effective amendment, the "Registration Statement").

        I hereby consent to the use of my name in the Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of the information extracted from, and reference(s) to, the Report in the Prospectus and in the Registration Statement. I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Prospectus or the Registration Statement that is derived from the Report, and (ii) the Prospectus or the Registration Statement contain any misrepresentation of the information contained in the Report or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the Report.

        This letter is solely for your information in connection with the offering of the securities covered by the Prospectus under the Registration Statement, and is not to be referred to in whole or in part for any other purpose.

Yours very truly,
/s/ CAMIL PRINCE Camil Prince, P.Eng. Project Leader — Metallurgy Agnico-Eagle Mines Limited

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Agnico-Eagle Mines Limited (the "Company")